SCHEDULE II
                         INFORMATION WITH RESPECT TO
               TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                   SHARES
                                   PURCHASED      AVERAGE
                   DATE            SOLD(-)        PRICE(2)

COMMON STOCK-AARON RENTS INC CL A

GAMCO INVESTORS, INC.

                    4/16/96             500-           22.0000
                    4/08/96             100-           21.5000
                    3/21/96           1,000-           20.6250
                    3/14/96           1,000-           20.3750

GABELLI & COMPANY MARKET MAKING ACCOUNT

                    4/18/96              500-           23.8125
                    4/18/96              500            23.7500
                    4/17/96            2,000-           22.9063
                    4/17/96            2,000            22.8750
                    4/09/96            2,000            21.6250
                    3/29/96              500-           22.1250
                    3/28/96              500-           21.7500
                    3/28/96              500            21.1250
                    3/26/96            1,500-           21.4167












(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.




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